Exhibit 99.1
Western Gas Partners Announces
Third-Quarter 2010 Results
Raises Full-Year Adjusted EBITDA Guidance
Reduces Maintenance Capital Spending
     HOUSTON, November 3, 2010 — Western Gas Partners, LP (NYSE: WES) today announced third-quarter 2010 financial and operating results. Net income available to limited partners for the third quarter of 2010 totaled $30.6 million, or $0.44 per limited partner unit (diluted). The Partnership’s third-quarter Adjusted EBITDA(1) was $52.8 million and distributable cash flow(1) was $45.4 million, resulting in a coverage ratio(1) of 1.72 times for the period.
     Total throughput attributable to Western Gas Partners, LP for the third quarter of 2010 averaged 1,621 MMcf/d, relatively flat compared to the prior quarter and less than 5 percent below the third quarter of 2009. These results include the net throughput attributable to the acquired Granger and Wattenberg assets for all periods of comparison.
     Capital expenditures attributable to Western Gas Partners, LP, excluding acquisitions, totaled approximately $12.6 million during the third quarter of 2010. Of this amount, maintenance capital expenditures were approximately $6.0 million, or 11 percent of Adjusted EBITDA.
     “We delivered very strong financial and operational performance in the third quarter,” said Western Gas Partners’ President and Chief Executive Officer Don Sinclair. “Our employees continue their focus on maximizing margins through commodity risk mitigation, cost control and capital discipline, and because of this our portfolio delivered distributable cash flow well in excess of the recently declared quarterly distribution for the period.”
     In September 2010, the Partnership acquired a 10 percent member interest in White Cliffs Pipeline, L.L.C. (White Cliffs) for $38.0 million using cash on hand. White Cliffs owns a crude oil pipeline that originates in Platteville, Colorado and terminates in Cushing, Oklahoma. The pipeline commenced operations in June 2009.

(1)	Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the coverage ratio.

     “Given the strategic location of the White Cliffs pipeline in the growing Wattenberg field and its proximity to the emerging horizontal Niobrara oil play, we are very encouraged by the commercial opportunities surrounding this asset,” said Sinclair.
     The Partnership previously declared a quarterly distribution of $0.37 per unit for the third quarter of 2010, payable on November 12, 2010 to unitholders of record at the close of business on October 29, 2010, representing a 6-percent increase over the prior quarter and a 16-percent increase over the third-quarter 2009 distribution of $0.32 per unit. The third-quarter 2010 coverage ratio of 1.72 times is based on the quarterly distribution of $0.37 per unit.
2010 GUIDANCE UPDATE
     As a result of its year-to-date performance and expectations for the fourth quarter, the Partnership has raised its full-year 2010 guidance for Adjusted EBITDA to a range of $170 to $180 million and has reduced its guidance for maintenance capital expenditures as a percent of Adjusted EBITDA to a range of 11 to 13 percent. The Partnership’s full-year 2010 guidance for total capital expenditures remains unchanged at a range of $40 to $45 million.
CONFERENCE CALL TOMORROW AT 11 A.M. CDT
     The Partnership will host a conference call on November 4, 2010, at 11 a.m. Central Daylight Time (12 p.m. Eastern Daylight Time) to discuss third-quarter results. The dial-in number for the call is 888.680.0869 and the participant code is 27724240. Please call in 10 minutes prior to the scheduled start time. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.
This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
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Western Gas Partners, LP Contact
     Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable cash flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to Net income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with Net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010		2009(1)	2010	2009(1)
	(in thousands, except coverage ratio)
Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$31,481		$25,138	$90,925	$77,165
Add:
Distributions from equity investees	1,381		1,575	3,619	4,145
Non-cash share-based compensation expense	570		948	1,817	2,736
Income tax expense	1,505		4,884	10,480	10,951
Depreciation, amortization and impairments (2)	18,419		16,334	52,346	47,977
Other expense, net (2)	—		—	2,313	—
Less:
Equity income, net	1,911		1,814	4,599	5,349
Cash paid for maintenance capital expenditures (2)	5,983		4,555	16,750	17,984
Interest income, net (non-cash settled)	—		111	13	559
Other income, net (2)	62		32	—	47

Distributable cash flow	$45,400		$42,368	$140,138	$119,035

Distribution declared for the three months ended September 30, 2010 (3)
Limited partners	$25,589
General partner	792

Total	$26,381

Distribution coverage ratio	1.72	x

(1)	Financial information for 2009 has been revised to include results attributable to the Granger and Wattenberg assets and 0.4% interest in White Cliffs.

(2)	Includes the Partnership’s 51% share of depreciation, amortization and impairments, other income, net, income tax, and cash paid for maintenance capital expenditures attributable to Chipeta Processing LLC.

(3)	Reflects distribution of $0.37 per unit payable on November 12, 2010.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA attributable to Western Gas Partners, LP
The Partnership defines Adjusted EBITDA as Net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash share-based compensation expense, expenses in excess of the omnibus cap, interest expense, income tax expense and depreciation, amortization and impairments, less income from equity investment, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009(1)	2010	2009(1)
	(in thousands)
Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income attributable to Western Gas Partners, LP	$31,481	$25,138	$90,925	$77,165
Add:
Distributions from equity investees	1,381	1,575	3,619	4,145
Non-cash share-based compensation expense	570	948	1,817	2,736
Interest expense, net	5,648	3,127	12,775	6,698
Income tax expense	1,505	4,884	10,480	10,951
Depreciation, amortization and impairments (2)	18,419	16,334	52,346	47,977
Other expense, net (2)	—	—	2,313	—
Less:
Equity income	1,911	1,814	4,599	5,349
Interest income, net — affiliate	4,225	4,336	12,688	13,234
Other income, net (2)	62	32	—	47

Adjusted EBITDA	$52,806	$45,825	$156,988	$131,042

(1)	Financial information for 2009 has been revised to include results attributable to the Granger and Wattenberg assets and 0.4% interest in White Cliffs.

(2)	Includes the Partnership’s 51% share of depreciation, amortization and impairments, other income, net, income tax, and cash paid for maintenance capital expenditures attributable to Chipeta Processing LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009(1)	2010	2009(1)
	(in thousands except per-unit amounts)
Revenues
Gathering, processing and transportation of natural gas	$59,605	$56,581	$172,010	$169,043
Natural gas, natural gas liquids and condensate sales (2)	59,886	66,732	196,792	191,733
Equity income and other, net	2,800	2,739	7,410	8,039

Total revenues	$122,291	$126,052	$376,212	$368,815

Operating expenses
Cost of product (2)	$37,443	$44,955	$117,923	$131,300
Operation and maintenance	19,414	21,911	64,011	66,351
General and administrative	5,811	7,800	17,332	21,655
Property and other taxes	3,610	3,454	10,879	10,720
Depreciation, amortization and impairments	19,126	16,965	54,458	49,518

Total operating expenses	$85,404	$95,085	$264,603	$279,544

Operating income	$36,887	$30,967	$111,609	$89,271
Interest income (expense), net	(1,423)	1,209	(87)	6,536
Other income (expense), net	63	33	(2,311)	50

Income before income taxes	$35,527	$32,209	$109,211	$95,857

Income tax expense	1,505	4,884	10,480	10,951

Net income	$34,022	$27,325	$98,731	$84,906

Net income attributable to noncontrolling interests	2,541	2,187	7,806	7,741

Net income attributable to Western Gas Partners, LP	$31,481	$25,138	$90,925	$77,165

Limited partner interest in net income:
Net income attributable to Western Gas Partners, LP	$31,481	$25,138	$90,925	$77,165
Less pre-acquisition net income allocated to Parent	(36)	(8,090)	(11,937)	(25,036)
Less general partner interest in net income	(888)	(341)	(1,890)	(1,042)

Limited partner interest in net income	$30,557	$16,707	$77,098	$51,087
Net income per common unit — basic and diluted	$0.44	$0.30	$1.17	$0.92
Net income per subordinated unit — basic and diluted	$0.44	$0.30	$1.17	$0.91
Weighted average limited partner units outstanding — basic and diluted	68,793	55,931	65,948	55,736

(1)	Financial information for 2009 has been revised to include results attributable to the Granger and Wattenberg assets and 0.4% interest in White Cliffs.

(2)	Data reflects a reclassification for the effects of commodity price swap agreements attributable to product purchases.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009(1)
	(in thousands, including number of units)
Current assets	$53,696	$86,264
Note receivable — Anadarko	260,000	260,000
Net property, plant and equipment	1,375,733	1,360,988
Other assets	103,809	81,666

Total assets	$1,793,238	$1,788,918

Current liabilities	$51,728	$35,157
Long-term debt	735,000	175,000
Other long-term liabilities	57,508	273,288

Total liabilities	$844,236	$483,445

Common unit partner capital (42,622 and 36,375 units issued and outstanding at	$562,400	$497,230
September 30, 2010, and December 31, 2009, respectively)
Subordinated unit partner capital (26,536 units issued and outstanding at	280,453	276,571
September 30, 2010, and December 31, 2009)
General partner capital (1,411 and 1,284 units issued and outstanding at	15,977	13,726
September 30, 2010, and December 31, 2009, respectively)
Parent net investment	—	427,024
Noncontrolling interests	90,172	90,922

Total liabilities, equity and partners’ capital	$1,793,238	$1,788,918

(1)	Financial information for 2009 has been revised to include results attributable to the Wattenberg assets and 0.4% interest in White Cliffs.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009(1)
	(in thousands)
Cash flows from operating activities
Net income	$98,731	$84,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	54,458	49,518
Change in other items, net	5,627	(9,698)

Net cash provided by operating activities	$158,816	$124,726

Cash flows from investing activities
Wattenberg acquisition	$(473,100)	$—
White Cliffs acquisition	(38,047)	—
Granger acquisition	(241,680)	—
Chipeta acquisition	—	(101,451)
Capital expenditures	(62,976)	(58,993)
Investments in equity affiliates	(310)	(264)
Proceeds from sales of assets	5,230	—

Net cash used in investing activities	$(810,883)	$(160,708)

Cash flows from financing activities
Borrowings, net of issuance costs	$669,987	$—
Repayments of revolving credit facility	(100,000)	—
Issuance of note payable to Anadarko	—	101,451
Proceeds from issuance of common units, net of $4.3 million in offering and other expenses	99,279	—
Distributions to unitholders	(67,813)	(51,777)
Contributions from noncontrolling interest owners and Parent	2,053	40,745
Distributions to noncontrolling interest owners	(10,313)	(5,737)
Net contributions from (distributions to) Parent	25,290	(28,751)

Net cash provided by financing activities	$618,483	$55,931

Net (decrease) increase in cash and cash equivalents	$(33,584)	$19,949

Cash and cash equivalents at beginning of period	69,984	36,074

Cash and cash equivalents at end of period	$36,400	$56,023

(1)	Financial information for 2009 has been revised to include results attributable to the Granger and Wattenberg assets and 0.4% interest in White Cliffs.

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009(1)	2010	2009(1)

Throughput (MMcf/d)
Gathering and transportation(2)	994	1,144	1,043	1,163
Processing (3)	707	614	668	623
Equity investment (4)	115	119	117	120

Total throughput	1,816	1,877	1,828	1,906

Throughput attributable to noncontrolling interests	195	178	194	176

Total throughput attributable to Western Gas Partners, LP	1,621	1,699	1,634	1,730

Gross margin per Mcf attributable to Western Gas Partners, LP (5)	$0.54	$0.49	$0.55	$0.48
(1)	Revised to include results attributable to the Granger and Wattenberg assets.

(2)	Excludes throughput related to oil and natural gas liquids.

(3)	Includes 100% of Chipeta volumes and 50% of Newcastle system volumes.

(4)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(5)	Average for period. Calculated as gross margin (total revenues less cost of product), excluding the noncontrolling interest owners’ proportionate share of Chipeta’s revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP.